SECURITIES AND EXCHANGE COMMISSION

                    Washington, DC  20549

                          FORM 8-K

                       Current Report

               Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934

     Date of Report      November 6, 1998


               AMERICAN REPUBLIC REALTY FUND I

   (Exact name of registrant as specified in its charter)

          WISCONSIN                0-11578                    39-1421936
 (State or other jurisdiction    (Commission                (IRS Employer
              of                file number)            Identification Number)
incorporation or organization)

                6210 Campbell Road Suite 140
                         Dallas, Texas  75248

          (Address of principal executive offices)


Registrant's telephone number, including area code:  (972)
380-8000.
















ITEM  4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On November 6, 1998, the General Partner, on behalf of American Republic Realty Fund I, approved the recommendation to (i) engage Farmer, Fuqua, Hunt & Munselle, P.C. as the independent accountants for American Republic Realty Fund I and (ii) dismiss Deloitte & Touche LLP as such independent accountants.

During the two fiscal years ended December 31, 1997 and the subsequent interim period through November 6, 1998, (i) there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement, and (ii) Deloitte & Touche LLP has not advised the registrant of any reportable events as defined in paragraph (A) through (D) of Regulation S-K Item 304 (a) (1) (v).

The accountants' report of Deloitte & Touche LLP on the financial statements of American Republic Realty Fund I as of and for the year ended December 31, 1997 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The accountants' report of Deloitte & Touche LLP on the financial statements of American Republic Realty Fund I as of and for the year ended December 31, 1996 did not contain an adverse opinion or disclaimer of opinion, however it was qualified as to the partnership's ability to continue as a going concern.

A  letter from Deloitte & Touche LLP is attached as  Exhibit
A.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange
     Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         AMERICAN REPUBLIC REALTY FUND I
                         a Wisconsin limited partnership

                         By:  /s/ Robert J. Werra
                              Robert J. Werra,
                              General Partner

     Date:     November 6, 1998
 Deloitte &
    Touche
                              Deloitte & Touche LLP
                              Telephone: (214) 777-7000
                                     Suite 1600
                               Chase Tower
                               2200 Ross Avenue
                            Dallas, Texas 75201-6778

November 6, 1998

Mr. David Bower
Chief Financial Officer
American Republic Realty Fund I
6210 Campbell Road, Suite 140
Dallas, Texas 75248

Dear Mr. Bower:

This is to confirm that the client-auditor relationship between American Republic Realty Fund I (Commission File No.
0-11578) and Deloitte & Touche LLP has ceased.

Yours truly,


/s/ Deloitte & Touche LLP


cc: Office of the Chief Accountant SECPS Letter File

Securities and Exchange Commission Mail Stop 9-5

450 5h Street, N.W.

Washington, D.C. 20549

Mr. Robert Werra

Chief Executive Officer

Mr. John Werra

Chairperson of the Finance Committee




Deloitte & Touche
Tohmatsu